Exhibit No. 23.1


                          CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Insignia Systems, Inc. for the registration of 2,064,031 shares of its common stock and to the incorporation by reference therein of our report dated January 24, 1997, with respect to the financial statements and financial statement schedule of Insignia Systems, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP

Minneapolis, Minnesota
May 12, 1997